                                                                    EXHIBIT 21.1

                             DOMESTIC SUBSIDIARIES

NAME                                          ORGANIZED UNDER THE LAWS OF
Actra Business Systems, LLC                   Delaware
Digital Style Corporation                     Delaware
KIVA Software Corporation                     California
Portola Communications, Inc.                  California

                           INTERNATIONAL SUBSIDIARIES

                  COUNTRY                                    OFFICIAL NAME
Australia                                     Netscape Communications Australia PTY
                                              Limited
Barbados                                      Netscape Communications FSC Incorporated
Brazil                                        Netscape Communications do Brasil Ltda.
Canada                                        Netscape Communications Canada, Inc.
Denmark                                       Netscape Communications Denmark A/S
European Headquarters                         Netscape Communications Europe SARL
France                                        Netscape Communications Societe Anonyme
Germany                                       Netscape Communications GmbH
Hong Kong                                     Netscape Communications Limited
Ireland                                       Netscape Communications Ireland Limited
Italy                                         Netscape Communications Italia SRL
Japan                                         Netscape Communications Japan, Ltd.
Netherlands                                   Netscape Communications Nederland B.V.
Spain                                         Netscape Internet Communications Espana.
                                              S.A.
Singapore                                     Netscape Communications Asia South Pte
                                              Limited
Sweden                                        NSCP Communications Sweden AB
Switzerland                                   Netscape Communications (Switzerland) Ltd.
United Kingdom                                Netscape Communications Limited